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                                                                    Exhibit (21)

                      Subsidiaries of UJB Financial Corp.


   UJB Financial Corp. is the parent corporation. Detailed information on its present subsidiaries appears in the Narrative description of business. Additional information is as follows:

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
                                                        Jurisdiction of
      Name                                               Incorporation
      ----                                              ---------------
United Jersey Bank                                       New Jersey
   Palisade Funding Corp.                                New Jersey
   Palvest Corp.                                         New Jersey
   Palservco, Inc.                                       New Jersey
   Palisade Financial Services, Inc.                     New Jersey
   Nelav, Inc.                                           New Jersey
   VerValen, Inc.                                        New Jersey
   UJB Trade Finance (HK), Limited                       Hong Kong
   First Pipco, Inc.                                     New Jersey
     C.I. Pip Restaurant Co.                             New Jersey
     CiPip Properties Co.                                New Jersey
   UJB Leasing Corporation                               New Jersey
   United Jersey Hackensack Investment Corporation       New Jersey
   CTC Investment Co.                                    Delaware
   S.A.R. Realty Holding Corporation                     New Jersey
   Pipco-On-The-Hudson, Inc.                             New Jersey
     Pipco/TM8, Inc.                                     New Jersey
     Pipco/TM10, Inc.                                    New Jersey
     Pipco/TM13, Inc.                                    New Jersey
     Pipco/Spring Hill, Inc.                             New Jersey
     Pipco 205 Park, Inc.                                New Jersey
     Pipco Schoolhouse Estates, Inc.                     New Jersey
     Pipco Urban Restoration, Inc.                       New Jersey
     Pipco Windsong, Inc.                                New Jersey
     Pipco Parsippany, Inc.                              New Jersey
     Pipco 121-123 Grand Avenue, Inc.                    New Jersey
     Pipco Bright, Inc.                                  New Jersey
     Pipco Oakland, Inc.                                 New Jersey
     Pipco Raintree, Inc.                                New Jersey
     Pipco Underhill, Inc.                               New York
     Pipco MK, Inc.                                      New Jersey
     Pipco Carlstadt, Inc.                               New Jersey
     Pipco Ewing, Inc.                                   New Jersey
     Pipco 851 Boulevard, Inc.                           New Jersey
     Pipco Alpine, Inc.                                  New Jersey
     Pipco Norte, Inc.                                   New Jersey
     Alternative Financial Group, Inc.                   Pennsylvania
     PipHam Gardens, Inc.                                New York
     PipAshley, Inc.                                     New Jersey
     Pipco Urban Renewal Corporation, Inc.               New Jersey
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

     Commonwealth Pipco Corp.                            Pennsylvania
     Pipco Hansen Land Corp.                             Pennsylvania
     PipCRA, Inc.                                        New Jersey
     PipLandCo, Inc.                                     New Jersey
     PipCondoCo, Inc.                                    New Jersey
     PipWarehouseCo, Inc.                                New Jersey
     PipQuarryCo, Inc.                                   New Jersey
     PipPomonaCo, Inc.                                   New York
     Second PipLandCo, Inc.                              New Jersey
     Second PipCondoCo, Inc.                             New Jersey
     Houses-R-Pip, Inc.                                  New Jersey
     PipGate Mill Properties, Ltd.                       New Jersey
     PipHyde Park, Limited                               New York
   FSB Investment Corp.                                  New Jersey
   Franklin State Armored Corporation                    New Jersey
   Central Pipco, Inc.                                   New Jersey
     Central Pipco Sanson, Inc.                          New Jersey
     Central Pipco Petrocella/Temes, Inc.                New Jersey
     Central Pipco Spring Knolls, Inc.                   New Jersey
     Evergreen Cenpipco, Inc.                            New Jersey
     CenPipMaple, Inc.                                   New Jersey
     CenPipPRD, Inc.                                     New Jersey
     CenPipCho35, Inc.                                   New Jersey
     Central Pipco Thom, Inc.                            New Jersey
     CenPipColt, Inc.                                    New Jersey
     CenPipUnited, Inc.                                  New Jersey
     ExeCenPip EM1, Inc.                                 New Jersey
     MorCenPip EM2, Inc.                                 New Jersey
     EmsCenPip EM3, Inc.                                 New Jersey
     ProCentip Plains, Inc.                              New Jersey
     SayCenPipVille, Inc.                                New Jersey
     HalCenPip Tides, Inc.                               New Jersey
     VolCenPipChik, Inc.                                 New Jersey
     StakCenPipWood, Inc.                                New Jersey
     Alternative Financial Group, Inc.                   New Jersey
     34 Cen Pip Plaza, Inc.                              New Jersey
     BunnCenPip 202, Inc.                                New Jersey
     Central Residential Properties, Inc.                New Jersey
     Madison CenPipRidge, Inc.                           New Jersey
     Clearbrook ProCenPip, Inc.                          Pennsylvania
     CenPipMatawan, Inc.                                 New Jersey
     EIN Cen Pip Binder, Inc.                            New Jersey
     CenPipChowderPot, Inc.                              New Jersey
   South Pipco, Inc.                                     New Jersey
     ManSoPip Management Corp.                           New Jersey
     PropSoPip Properties Corp.                          New Jersey
     DevSoPip Development Corp.                          New Jersey
     Aristone So Pip, Inc.                               New Jersey
First Valley Corporation                                 Pennsylvania
   First Valley Bank                                     Pennsylvania
     Valbeth, Inc.                                       Pennsylvania
     North-Val, Inc.                                     Pennsylvania
     Lehigh Securities Corporation                       Pennsylvania

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


     First Valley Capital Corporation                    Pennsylvania
     First Valprop, Inc.                                 Delaware
         First North-Val, Inc.                           Pennsylvania
         Second North-Val, Inc.                          Pennsylvania
         Third North-Val, Inc.                           Pennsylvania
         Fourth North-Val, Inc.                          Pennsylvania
         Fifth North-Val, Inc.                           Pennsylvania
         Sixth North-Val, Inc.                           Pennsylvania
         Seventh North-Val, Inc.                         Pennsylvania
         Eighth North-Val, Inc.                          Pennsylvania
         Ninth North-Val, Inc.                           Pennsylvania
   HBP Financial Corp.                                   Pennsylvania
   First Valley Financial Services, Inc.                 Pennsylvania
   First Valley Life Insurance Company                   Arizona
   First Valley Leasing, Inc.                            Pennsylvania
   Valprop, Inc.                                         Pennsylvania
     FirstVal Properties, Inc.                           Pennsylvania
UJB Credit Corporation                                   Delaware
   Gibraltar Corporation of America                      New York
   United Jersey Leasing Company                         New Jersey
   United Jersey Mortgage Company                        New Jersey
   Asset Management Corp.                                New Jersey
UJB Investor Services Co.                                New Jersey
Rahway Avenue Urban Renewal Corporation                  New Jersey
Trico Mortgage Company, Inc.                             New Jersey
   Securitization Subsidiary I, Inc.                     New Jersey
   Zumbadora Corporation                                 New Jersey
United Jersey Credit Life Insurance Company              Arizona
United Jersey Venture Capital, Inc.                      New Jersey
India, Inc.                                              Delaware
United Jersey Financial Corp.                            New Jersey
United Jersey Insurance Agency, Inc.                     New Jersey
UJB Financial Service Corporation                        New Jersey
CARTCO, Ltd.                                             New Jersey
UJB Commercial Corp.                                     New Jersey


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   All listed subsidiaries in existence during 1994 are included in the consolidated financial statements in the UJB Financial 1994 Annual Report to
Shareholders contained herein as Exhibit 13.

As of 2/28/95